NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	William E. Doyle, Jr.
February 17, 2012		(703) 814-7200

Alliance Bankshares Reports 2011 Results

CHANTILLY, VA – Alliance Bankshares Corporation (NASDAQ – ABVA) today reported a net loss of $483 thousand for 2011, which includes a loss of $739 thousand during the 4th quarter. Results during the quarter were unfavorably impacted by significant non-recurring merger expenses, OREO write-downs, and settlement of a legal action relating to the previous sale of a bank-owned residential property. Also, the continuing low level of long term interest rates resulted in an additional increase in the valuation of a $25 million FHLB Advance, which is accounted for under Fair Value Option (FVO) accounting. The quarterly results represent a loss of $.14 per share versus income of $.03 per share for the same period in 2010. For the full year ended December 31, 2011, the net loss is $.09 per share versus net income of $.14 per share for the full year ended December 31, 2010. Alliance’s regulatory capital ratios are strengthened since December 31, 2010, and remain above the levels necessary to be considered a “well capitalized” institution.

Core operating earnings (see Reconciliation of Non-GAAP Measures) on a pre-tax basis improved substantially year-over-year, up from $1.9 million in 2010 to $2.98 million for 2011. This calculation results from adjusting net income from continuing operations for non-recurring revenues and expenses, e.g., income from securities gains and expenses for merger-related activities and fair value adjustments.

At December 31, 2011, total assets amounted to $511.6 million, or a decline of $26.9 million when compared to the December 31, 2010 level of $538.5 million. As of December 31, 2011, total loans were $306.9 million, which is $25.4 million below the December 31, 2010 level of $332.3 million. The decline in the loan portfolio results from a combination of strategic repositioning of lending activities, normal amortization, and payoffs, the total of which offset new loan production during the period. Investment securities amounted to $123.5 million as of December 31, 2011, a decline of $12.4 million from the December 31, 2010 level of $135.9 million. Year-over-year, total deposits declined $26.6 million, to $380.4 million at December 31, 2011.

Non-performing assets (NPAs) at December 31, 2011 amounted to $17.97 million, an increase of $8.6 million when compared to $9.4 million at December 31, 2010. Year-over-year, the rise in NPAs is due to an $8.96 million increase in non-accrual loans, which offset a modest decline in OREO. At December 31, 2011, the allowance for loan losses stood at $5.4 million, or 1.76% of loans.

Continued efforts to manage expenses have resulted in a decline in noninterest expenses of $421,000 on a quarterly comparative basis, and $2.2 million year-over-year when comparing 2011 to 2010. The Bank’s net interest margin for 2011 was 3.48%, a decrease from 3.79% for 2010. The margin decline resulted largely from the change in mix within the investment portfolio and was also artificially depressed due to nonaccrual interest income reversals.

Cautionary Statement Regarding Forward-Looking Statements. Certain statements contained in this report that are not historical facts may constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend” or words of similar meaning. These statements are inherently uncertain; there can be no assurance that the underlying assumptions will prove to be accurate. These forward-looking statements include statements relating to the Company’s anticipated future performance, mix of assets and liabilities and effects of efforts to reposition its business. Readers should not place undue reliance on such statements, which speak only as of the date of this release. The Company does not undertake to update any forward-looking statement that may be made from time to time by it or on its behalf.

Forward-looking statements are subject to risks, assumptions and uncertainties, and could be affected by many factors. Some factors that could cause the Company’s actual results to differ materially from those anticipated in these forward-looking statements include: interest rates, general business conditions, as well as conditions within the financial markets, general economic conditions, unemployment levels, the legislative/regulatory climate, including the effect of the Dodd-Frank Wall Street Reform Act and Consumer Protection Act of 2010 and related regulations, regulatory compliance costs, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve, the quality/composition of the loan portfolios and the value of related collateral, the value of securities the Company holds, charge-offs on loans and the adequacy of the allowance for loan losses, loan demand, deposit flows, counterparty strength, competition, reliance on third parties for key services, the health of the real estate markets, the outcome of the Company’s repositioning initiatives, and changes in accounting principles.

More information on Alliance Bankshares Corporation can be found online at

www.alliancebankva.com, or by phoning an Alliance office.

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ALLIANCE BANKSHARES CORPORATION

Consolidated Balance Sheets

	December 31,	December 31,
	2011*	2010
	(Dollars in thousands)
ASSETS

Cash and due from banks	$45,837	$24,078
Federal funds sold	16,567	17,870
Trading securities, at fair value	596	2,075
Investment securities available-for-sale, at fair value	123,463	135,852
Restricted stock, at cost	4,772	6,355

Loans, net of unearned discount and fees	306,876	332,310
Less: allowance for loan losses	(5,393)	(5,281)

Loans, net	301,483	327,029

Premises and equipment, net	1,415	1,584
Other real estate owned (OREO)	3,748	4,627
Other assets	13,754	19,041

TOTAL ASSETS	511,635	538,511

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$112,450	$124,639
Savings and NOW deposits	51,475	56,569
Money market deposits	23,370	25,524
Time deposits	193,148	200,211

Total deposits	380,443	406,943

Repurchase agreements, federal funds purchased and other borrowings	40,420	43,153
Federal Home Loan Bank advances ($29,350 and $26,208 at fair value)	44,350	41,208
Trust Preferred Capital Notes	10,310	10,310
Other liabilities	2,568	3,212

TOTAL LIABILITIES	478,091	504,826

Common stock, $4 par value; 15,000,000 shares authorized; 5,109,969 shares issued and outstanding at December 31, 2011 and 5,106,819 shares at December 31, 2010 , respectively.	20,440	20,427
Capital surplus	25,862	25,857
Retained (deficit)	(12,794)	(12,311)
Accumulated other comprehensive income (loss), net	36	(288)

TOTAL STOCKHOLDERS’ EQUITY	33,544	33,685

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$511,635	$538,511

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION

Consolidated Income Statements

	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2011*	2010*	2011*	2010
	(Dollars in thousands, except per share)
INTEREST INCOME:
Loans	$4,355	$5,061	$17,870	$20,233
Investment securities	223	1,318	3,513	6,084
Trading securities	10	38	67	214
Federal funds sold	21	24	53	64

Total interest income	4,609	6,441	21,503	26,595

INTEREST EXPENSE:
Savings and NOW deposits	36	44	124	216
Time deposits	826	1,153	3,671	5,577
Money market deposits	39	53	178	270
Repurchase agreements, federal funds purchased and other borrowings	44	68	238	354
FHLB advances	266	265	1,042	1,134
Trust preferred capital notes	102	93	380	367

Total interest expense	1,313	1,676	5,633	7,918

Net interest income	3,296	4,765	15,870	18,677
Provision for loan losses	344	425	1,549	1,753

Net interest income after provision for loan losses	2,952	4,340	14,321	16,924

OTHER INCOME:
Deposit account service charges	36	47	151	220
Net gain on sale of available-for-sale securities	338	522	3,372	2,237
Fair value adjustments	(182)	517	(3,132)	(511)
Other operating income	192	97	504	456

Total other income	384	1,183	895	2,402

OTHER EXPENSES:
Salaries and employee benefits	1,318	1,556	5,311	6,906
Occupancy expense	606	688	2,309	2,663
Equipment expense	146	207	632	772
Other real estate owned expense	379	392	456	841
FDIC assessments	(60)	338	800	1,369
Merger expenses	539	—	1,158	—
Operating expenses	1,634	1,802	5,450	5,726

Total other expenses	4,562	4,983	16,116	18,277

Income (loss) before income taxes	(1,226)	491	(900)	1,049
Income tax expense (benefit)	(487)	333	(417)	344

NET INCOME (LOSS)	$(739)	$158	$(483)	$705

Net income (loss) per common share, basic	$(0.14)	$0.03	$(0.09)	$0.14

Net income (loss) per common share, diluted	$(0.14)	$0.03	$(0.09)	$0.14

Weighted average number of shares, basic	5,109,176	5,106,819	5,108,757	5,106,819

Weighted average number of shares, diluted	5,122,235	5,110,321	5,127,416	5,108,496

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION

Consolidated Statistical Information

Performance Information

	December 31,	December 31,
	2011*	2010
	(Dollars in thousands, except per share)
Performance Information:

For The Three Months Ended:
Average loans	$314,140	$335,153
Average earning assets	445,070	501,985
Average assets	501,713	549,998
Average non-interest bearing deposits	98,621	112,846
Average total deposits	363,485	410,952
Average interest-bearing liabilities	366,082	398,084
Average stockholder equity	34,650	36,674
Net interest margin (1)	2.95%	3.86%
Net income per share, basic	$(0.14)	$0.03
Net income per share, diluted	$(0.14)	0.03

For The Twelve Months Ended:
Average loans	$320,005	$344,684
Average earning assets	455,673	512,069
Average assets	497,964	558,945
Average non-interest bearing deposits	92,300	100,365
Average total deposits	359,998	409,689
Average interest-bearing liabilities	368,369	418,827
Average equity	34,790	37,395
Return on average assets	NM	NM
Return on average equity	NM	NM
Net interest margin (1)	3.48%	3.79%
Net income (loss) per share, basic	$(0.09)	$0.14
Net income (loss) per share, diluted	$(0.09)	0.14

*	Unaudited financial results
(1)	On a fully-tax equivalent basis assuming a 34% federal tax rate.

ALLIANCE BANKSHARES CORPORATION

Consolidated Statistical Information

Credit Quality Information (1)

	December 31,	December 31,
	2011*	2010
	(Dollars in thousands)
Credit Quality Information:
Nonperforming assets:
Impaired loans ( with a specific allowance)	$9,031	$2,400
Other Non-accrual loans	4,233	1,903
Loans past due 90 days and still accruing	—	256
Troubled debt restructured	957	212
OREO	3,748	4,627

Total nonperforming assets	$17,969	$9,398

Specific reserves associated with impaired & non-accrual loans	$2,271	$873

Largest components of the nonperforming assets listed above:

December 31, 2011 non-accrual and Impaired loans (91% of the total)

$2.6 million which is secured by commercial real estate.

$2.5 million which is secured by residential land.

$2.2 million which is secured by17 residential units

$1.0 million which is secured by commercial real estate

$968 thousand which is secured by commercial equipment and receivables.

$962 thousand which is secured by residential property.

$900 thousand secured by commercial land

$540 thousand which is secured by a residential property and lot.

$348 thousand which is secured by residential property.

$336 thousand which is secured by residential real estate.

December 31, 2010 OREO (96% of the total)

$1.7 million which is acreage near Winchester, Virginia. (OREO as of 9/30/07)

$879 thousand which is acreage in Woodstock, VA. (OREO as of 3/31/08)

$837 thousand which is property in Charles Town, WV. (OREO as of 6/30/10)

$477 thousand which consists of two parcels of land in Northern Virginia. (OREO as of 3/31/08)

$275 thousand which is one acre in Northern Virginina. (OREO as of 3/31/08)

$162 thousand which is residential land in Northern Virginia. (OREO as of 12/31/10)

$117 thousand which is an office warehouse in King George, VA. (OREO as of 3/31/10)

*	Unaudited financial results
(1)

The allowance for loan losses includes a specific allocation for all impaired loans. Nonperforming assets are defined as impaired loans, non-accrual loans, OREO, troubled debt restructured, and loans past due 90 days or more and still accruing interest.

ALLIANCE BANKSHARES CORPORATION

Consolidated Statistical Information

Credit Quality Information (1)

For The Twelve Months Ended:	December 31	December 31
	2011*	2010*
	(Dollars in thousands)
Balance, beginning of period	$5,281	$5,619

Provision for loan losses	1,549	1,753

Loans charged off	(1,702)	(2,239)

Recoveries of loans charged off	265	148

Net charge-offs	(1,437)	(2,091)

Balance, end of period	$5,393	$5,281

	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010*
Ratios:

Allowance for loan losses to total loans	1.76%	1.62%	1.62%	1.75%	1.59%

Allowance for loan losses to non-accrual loans	0.41X	0.49X	0.53X	0.48X	2.8X

Allowance for loan losses to nonperforming assets	0.30X	0.34X	0.35X	0.33X	0.6X

Nonperforming assets to total assets	3.51%	2.85%	2.98%	3.16%	1.75%

Net charge-offs to average loans	0.45%	0.54%	0.46%	0.03%	0.61%

*	Unaudited financial results
(1)

The allowance for loan losses includes a specific allocation for all impaired loans. Nonperforming assets are defined as impaired loans, non-accrual loans, OREO, troubled debt restructured, and loans past due 90 days or more and still accruing interest.

ALLIANCE BANKSHARES CORPORATION

Consolidated Statistical Information

Trading Asset & Liability Summary

	December 31, 2011		December 31, 2010
	Fair		Fair
Trading Securities	Value	Yield	Value	Yield
	(Dollars in thousands)
PCMOs [1]	$596	5.44%	$2,075	5.32%

Totals	$596	5.44%	$2,075	5.32%

[1]

As of December 31, 2011 trading securities consisted of one PCMO instrument. This PCMO was rated AAA by at least one ratings agency on the purchase date. Currently the security has a rating below investment grade. The instrument is currently performing as expected.

	December 31, 2011	December 31, 2010
	Fair	Fair
Fair Value Assets and Liabilities	Value	Value
	(Dollars in thousands)
Trading securities	$596	$2,075

FHLB advances	29,350	26,208

ALLIANCE BANKSHARES CORPORATION

Consolidated Statistical Information

Capital Information

	December 31,	December 31,
	2011*	2010
	(Dollars in thousands, except per share)
Capital Information:
Book value per share	$6.56	$6.60
Tier I risk-based capital ratio	12.9%	11.6%
Total risk-based capital ratio	14.1%	12.9%
Leverage capital ratio	7.2%	7.5%
Total equity to total assets ratio	6.6%	6.3%

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION

Components of Stockholder Equity

on a Book Value per Share Basis

	Twelve Months	Twelve Months
	Ended December 31,	Ended December 31,
	2011	2010
Book Value Per Share, beginning of the period	$6.60	$6.49

Net income (loss) per common share	(0.09)	0.14

Effects of Changes in Other Comprenshive Income [1]	0.05	(0.03)

Book Value Per Share, end of the period	$6.56	$6.60

[1]	Other Comprehensive Income represents the unrealized gains or losses associated with available-for-sale securities and the related reclassification adjustments.

ALLIANCE BANKSHARES CORPORATION

Reconciliation of Non-GAAP Measures

	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2011*	2010*	2011*	2010
	(Dollars in thousands, except per share)
Net income (loss) from continuing operations	$(739)	$158	$(483)	$705

Add: Income taxes (benefit)	(487)	333	(417)	344
Add: Provision for loan losses	344	425	1,549	1,753
Add: Other real estate owned (OREO) expense	379	392	456	841
Add: Settlement of legal action relating to sale of property	421	—	830	—
Add: Consulting arrangement with former employee	21	—	125	—
Add: Merger expenses	539	—	1,158	—
Less: Net gains on sale of securities	(338)	(522)	(3,372)	(2,237)
Add: Net Fair Value Adjustments (FVO)	182	(517)	3,132	511

Core earnings	$322	$269	$2,978	$1,917

*	Unaudited financial results